As filed with the Securities and Exchange Commission on November 2, 2009

Registration Nos. 33-10218, 33-13210, 33-40110,

333-139523, 333-148070,

333-156188

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Altria Group, Inc.

(Exact name of registrant as specified in its charter)

Virginia	13-3260245
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6601 West Broad Street
Richmond, Virginia	23230
(Address of Principal Executive Offices)	(Zip Code)

Deferred Profit-Sharing Plan for Salaried Employees

Deferred Profit-Sharing Plan for Hourly Employees

(Full titles of the plans)

W. Hildebrandt Surgner, Jr.

Corporate Secretary and

Senior Assistant General Counsel

ALTRIA GROUP, INC.

6601 West Broad Street

Richmond, Virginia 23230

(Name and address of agent for service)

(804) 274-2200

(Telephone number, including area code, of agent for service)

Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer  ☒        Accelerated filer   ☐         Non-accelerated filer   ☐        Smaller reporting company  ☐

(Do not check if a smaller reporting company)

Explanatory Note

On December 16, 2008, Altria Group, Inc. (the “Company”) filed a registration statement No. 333-156188 with the Securities and Exchange Commission (the “Commission”) in order to register shares of its common stock, $0.33  1 /3 par value per share, and an indeterminate amount of plan interests, for issuance pursuant to the following employee benefit plans (collectively, the “401(k) Plans”):

Plan	Number of Shares
Deferred Profit-Sharing Plan for Salaried Employees	28,400,000
Deferred Profit-Sharing Plan for Tobacco Workers	13,600,000
Deferred Profit-Sharing Plan for Craft Employees	12,400,000

Effective September 1, 2009, the Deferred Profit-Sharing Plan for Craft Employees has been merged with and into the Deferred Profit-Sharing Plan for Tobacco Workers, which has been renamed Deferred Profit-Sharing Plan for Hourly Employees. As of the date of merger of the plans, 8,910,573 shares remained unsold under the Deferred Profit-Sharing Plan for Craft Employees. The Company is hereby filing this Post-Effective Amendment No. 1 to (i) reallocate the 8,910,573 shares of common stock and related plan interests that remained unsold under the Deferred Profit-Sharing Plan for Craft Employees to the Deferred Profit-Sharing Plan for Hourly Employees and (ii) remove from registration the Deferred Profit-Sharing Plan for Craft Employees initially registered under registration statement No. 33-40110 (along with post-effective amendments relating thereto).

This Post-Effective Amendment No. 1 incorporates by reference, each to the extent not modified by this Post-Effective Amendment No. 1, the content of previous registration statements (File No. 33-10218, File No. 33-13210, File No. 33-40110, File No. 333-139523, File No. 333-148070 and File No. 333-156188).

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

Not required to be filed with the Commission.

Item 2.	Registrant Information and Employee Plan Annual Information.

Not required to be filed with the Commission.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Company with the Commission (File No. 1-8940) are incorporated herein by reference and made a part hereof:

(i) the description of the Company’s common stock contained in the Company’s registration statement on Form 8-B, dated July 1, 1985, as amended by Amendment No. 1 on Form 8, dated April 27, 1989, including any subsequent amendment or any report subsequently filed for the purpose of updating such description;

(ii) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008;

(iii) the Company’s Current Reports on Form 8-K or 8-K/A, as the case may be filed with the Commission on January 6, 2009, January 29, 2009 (Items 8.01 and 9.01), January 29, 2009 (Items 5.02 and 9.01), January 30, 2009, February 9, 2009, April 24, 2009, May 19, 2009, and June 26, 2009;

(iv) the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2009, June 30, 2009, and September 30, 2009; and

(v) Annual Reports on Form 11-K of the 401(k) Plans for the fiscal year ended December 31, 2008.

All annual reports of the Deferred Profit-Sharing Plan for Hourly Employees and the Deferred Profit-Sharing Plan for Salaried Employees subsequently filed pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Virginia Stock Corporation Act (the “VSCA”) permits the Company to indemnify its officers and directors in connection with certain actions, suits and proceedings brought against them if they acted in good faith and believed their conduct to be in the best interests of the Company and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The VSCA requires such indemnification when a director entirely prevails in the defense of any proceeding to which he or she was a party because he or she is or was a director of the Company, and further provides that the Company may make any other or further indemnity (including indemnity with respect to a proceeding by or in the right of the Company), and may make additional provision for advances and reimbursement of expenses, if authorized by its articles of incorporation or stockholder-adopted by-laws, except an indemnity against willful misconduct or a knowing violation of the criminal law.

The VSCA establishes a statutory limit on liability of officers and directors of the Company for damages assessed against them in a suit brought by or in the right of the Company or brought by or on behalf of stockholders of the Company and authorizes the Company, with stockholder approval, to specify a lower monetary limit on liability in the Company’s articles of incorporation or by-laws; however, the liability of an officer or director shall not be limited if such officer or director engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law. The Company’s articles of incorporation provide that an officer or director or former officer or director of the Company shall be indemnified to the full extent permitted by the VSCA as currently in effect or as hereafter amended in connection with any action, suit or proceeding brought by or in the right of the Company or brought by or on behalf of stockholders of the Company. The Company’s articles of incorporation further provide for the limitation or elimination of the liability of an officer or director or former officer or director of the Company for monetary damages to the Company or its stockholders in any action, suit or proceeding, to the full extent permitted by the VSCA as currently in effect or as hereafter amended. The Company carries insurance on behalf of its directors and officers.

The Company has entered into an indemnity agreement with each of the members of its Board of Directors of the Company (the “Board”). The agreement provides for the mandatory advancement and reimbursement of reasonable expenses (subject to limited exceptions) incurred by members of the Board in various legal proceedings in which they may be involved by reason of their service as directors, as permitted by Virginia law and the Company’s articles of incorporation.

The distribution agreement among the Company, the Company’s wholly-owned subsidiary, Philip Morris USA Inc. and Philip Morris International Inc. (“PMI”) provides for indemnification by PMI of the Company’s directors, officers and employees for certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”) and the Exchange Act related to information provided to the Company by PMI or incorporated into filings by the Company from PMI’s filings with the Commission.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description

5.1	Opinion of Hunton & Williams LLP as to the legality of the securities being registered (previously filed as the same numbered exhibit to the registration statement No. 333-156188).

23.1	Consent of Hunton & Williams LLP (included in Exhibit 5.1, previously filed as the same numbered exhibit to the registration statement No. 333-156188).

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm of Altria Group, Inc. (filed herewith).

23.3	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm of UST LLC (formerly UST Inc.) (filed herewith).

24.1	Powers of Attorney executed by Elizabeth E. Bailey, Gerald L. Baliles, Dinyar S. Devitre, Thomas F. Farrell II, Robert E. R. Huntley, Thomas W. Jones, George Muñoz, Nabil Y. Sakkab and Michael E. Szymanczyk (previously filed as the same numbered exhibit to the registration statement No. 333-156188).

99.1	Deferred Profit-Sharing Plan for Hourly Employees (filed herewith).

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on the 2nd day of November, 2009.

ALTRIA GROUP, INC.

By:	/s/ MICHAEL E. SZYMANCZYK
Michael E. Szymanczyk Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	/S/ MICHAEL E. SZYMANCZYK (Michael E. Szymanczyk)	Director, Chairman of the Board and Chief Executive Officer	November 2, 2009

	/S/ DAVID R. BERAN (David R. Beran)	Executive Vice President and Chief Financial Officer	November 2, 2009

	/S/ LINDA M. WARREN (Linda M. Warren)	Vice President and Controller	November 2, 2009

	ELIZABETH E. BAILEY, GERALD L. BALILES, DINYAR S. DEVITRE, THOMAS F. FARRELL II, ROBERT E. R. HUNTLEY, THOMAS W. JONES, GEORGE MUÑOZ AND NABIL Y. SAKKAB	Directors	November 2, 2009

BY:	/S/ MICHAEL E. SZYMANCZYK (Michael E. Szymanczyk, Attorney-in-fact)		November 2, 2009

Pursuant to the requirements of the Securities Act, Peter C. Faust, Vice President, Compensation & Benefits, Altria Client Services Inc., having administrative responsibility of the Deferred Profit-Sharing Plan for Salaried Employees, has duly caused this Post-Effective Amendment No. 1 to registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on the 2nd day of November, 2009.

DEFERRED PROFIT-SHARING PLAN FOR SALARIED EMPLOYEES

By:	/s/ PETER C. FAUST
	Name:	Peter C. Faust
	Title:	Vice President, Compensation & Benefits

Pursuant to the requirements of the Securities Act, Peter C. Faust, Vice President, Compensation & Benefits, Altria Client Services Inc., having administrative responsibility of the Deferred Profit-Sharing Plan for Hourly Employees, has duly caused this Post-Effective Amendment No. 1 to registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on the 2nd day of November, 2009.

DEFERRED PROFIT-SHARING PLAN FOR HOURLY EMPLOYEES

By:	/s/ PETER C. FAUST
	Name:	Peter C. Faust
	Title:	Vice President, Compensation & Benefits

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Hunton & Williams LLP as to the legality of the securities being registered (previously filed as the same numbered exhibit to the registration statement No. 333-156188).

23.1	Consent of Hunton & Williams LLP (included in Exhibit 5.1, previously filed as the same numbered exhibit to the registration statement No. 333-156188).

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm of Altria Group, Inc. (filed herewith).

23.3	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm of UST LLC (formerly UST Inc.) (filed herewith).

24.1	Powers of Attorney executed by Elizabeth E. Bailey, Gerald L. Baliles, Dinyar S. Devitre, Thomas F. Farrell II, Robert E. R. Huntley, Thomas W. Jones, George Muñoz, Nabil Y. Sakkab and Michael E. Szymanczyk (previously filed as the same numbered exhibit to the registration statement No. 333-156188).

99.1	Deferred-Profit Sharing Plan for Hourly Employees (filed herewith).